UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

Spectrum Control, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-8796	25-1196447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8031 Avonia Road, Fairview, Pennsylvania		16415
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (814) 474-2207

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the Merger, the Company (as defined below) terminated its Credit Agreement, dated December 12, 2005, by and among the Company, the guarantors party thereto, the banks party thereto, PNC Bank, National Association, as agent, and PNC Capital Markets, Inc., as lead arranger, as amended on September 21, 2010 (the “Credit Facility”). The Credit Facility was repaid in full at termination.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 1, 2011, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) by and among API Technologies Corp., a Delaware corporation (“API”), Erie Merger Corp., a Pennsylvania corporation and a wholly owned subsidiary of API (“Merger Sub”), and Spectrum Control, Inc., a Pennsylvania corporation (the “Company”), API completed its acquisition of the Company via the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of API.

At the effective time of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (other than those shares of common stock owned by (a) API, Merger Sub or any other subsidiary of API or (b) by the Company as treasury stock) were converted into the right to receive an amount in cash, without interest, equal to $20.00 (the “Merger Consideration”). In addition, each stock option issued by the Company vested in full and was cancelled immediately prior to the effective time of the Merger, and each option holder received, with respect to each cancelled option, the amount by which the Merger Consideration exceeded the option exercise price, without interest and less any applicable withholding for taxes.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.02 and Item 2.01 is incorporated herein by reference.

The Merger constituted an event of default pursuant to the Credit Facility. The Credit Facility was repaid in full and terminated in connection with the closing of the Merger.

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market (“NASDAQ”) on June 1, 2011 that each outstanding share of common stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger as set forth in Item 2.01 hereof, and requested that NASDAQ file a Form 25 with the Securities and Exchange Commission to remove the common stock from listing on NASDAQ and to deregister the common stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company will file a Form 15 to suspend the reporting obligations of the Company pursuant to Section 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of common stock (except as described in Item 2.01 hereof) was converted into the right to receive the Merger Consideration.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, the Company became a wholly owned subsidiary of API.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the following persons, who were the directors of Merger Sub, became the directors of the Company: Brian Kahn and Andrew Laurence. As a result of the Merger, George J. Behringer, John P. Freeman, J. Thomas Gruenwald, Charles S. Mahan, Jr., Gerald A. Ryan, Richard A. Southworth and James F. Toohey are no longer directors of the Company.

Effective upon completion of the Merger, the following persons, who were the officers of Merger Sub, became the officers of the Company: Brian Kahn, President and Assistant Secretary, and Andrew Laurence, Vice President, Secretary and Treasurer. As a result of the Merger, John P. Freeman, Lawrence G. Howanitz, Robert J. McKenna, Richard A. Southworth and Brian F. Ward are no longer officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the articles of incorporation of Merger Sub as in effect immediately prior to the effective time of the Merger became the articles of incorporation of the Company.

Effective upon completion of the Merger, the bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger became the bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM CONTROL, INC.
(Registrant)

Date: June 6, 2011	By:	/s/ Andrew Laurence
(Signature)
Vice President, Secretary and Treasurer